Exhibit 10.35

Loan Agreement between Changzhou City Wujin Best Appliances Co., Ltd. and Wujin Rural Commercial Bank, pursuant to which Wujin Rural Commercial Bank provided a loan with a total amount of RMB 5, 000,000. The loan term is from May 23, 2011 to April 25, 2012. The annual interest rate is 8.75% .